EXHIBIT 10.1

PURCHASE AGREEMENT

BY THIS PURCHASE AGREEMENT effective as of the 30 day of November, 2009 (the "Effective Date"),

BY AND BETWEEN

Kingsmere Mining Ltd., 73460 Desert Greens Drive North Palm Desert Cal. 92260 ("Kingsmere")

AND

Ironwood Gold Corp., 7047 E. Greenway Parkway, #250 Scottsdale, AZ 85254 ("Ironwood")

WHEREAS Kingsmere, in consideration of the agreements set forth herein, has granted certain rights to Ironwood under the following terms and conditions:

1.	Definitions

a.            Definitions - The words and phrases used in this Agreement shall have the following meanings:

(1)           The "Property" shall include those certain unpatented placer mining claims situated in Lincoln County, Nevada, more particularly described in Exhibit A attached hereto.

(2)           "Shares" means fully paid and non-assessable common shares in the capital of IRONWOOD, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

(3)           "Dollar(s)" or "$" shall mean currency of the United States.

c. Transfer of Title – Upon Ironwood's completion of its obligations under subsection a and b of Section 2, Kingsmere shall transfer title of the Property to Ironwood.

2.	Consideration to Kingsmere

a.            Payments - Ironwood shall pay Kingsmere in consideration of the transfer of title to the Property and other rights granted under this Agreement Sixty Five Thousand Dollars ($65,000.00) upon execution of this Agreement.

b.            Stock Transfer – As additional consideration, the Purchase Price shall include the issuance of 500,000 Shares, subject to such conditions as may be imposed by the rules and regulations of the United States Securities and Exchange Commission.

c.            Conditions for Transfer of Title and Subsequent Limitations – At such time as the Ironwood has completed the payments and stock transfers specified in subsections a and b of this Section 2, the Property shall be transferred to Ironwood by Quitclaim Deed.

4.	Obligations of Ironwood

a.           Indemnity – Ironwood shall indemnify Kingsmere against and hold Kingsmere harmless from any suit, claim, judgment or demand whatsoever arising out of negligence on the part of Ironwood in the exercise of any of its rights pursuant to this Agreement, provided that if Kingsmere or any person or instrumentality acting on Kingsmere's behalf shall have been a contributing cause to the event giving rise to such suit, claim, demand or judgment, Ironwood's obligation to indemnify Kingsmere shall not exceed Ironwood's liability under the laws applicable to the event giving rise to such suit, claim, demand or judgment. Likewise, Kingsmere shall similarly indemnify Ironwood from claims arising out of its negligence in the conduct of its activities prior to the transfer of title.

b.           Payment of Taxes – Ironwood shall pay all taxes levied against the Property and any improvements on the Property. Ironwood shall have the right to contest, in the courts or otherwise, the validity or amount of any taxes or assessments, before it shall be required to pay the same.

5.	Title Matters

a. Representations and Warranties Related to the Property – Kingsmere represents and warrants to Ironwood that: (1) the unpatented mining claims constituting the Property have been located and appropriate record made thereof in compliance with the laws of the United States and the laws of the State of Nevada, (2) the claim maintenance fees have been paid for the year beginning on September 1 prior to the effective date of this Agreement and appropriate record made thereof; (3) there is no claim of adverse mineral rights affecting the Property, (4) subject to the paramount interest of the United States, Kingsmere controls the full undivided possessory title to the Property, (5) Kingsmere's possessory right to the Property is free and clear of all liens and encumbrances.

b.           Joint Representations — Ironwood and Kingsmere jointly represent and warrant that each company: (1) have the full right, power and capacity to enter into this Agreement upon the terms set forth herein, (2) is incorporated, organized and in good standing under the laws of the state of its incorporation and is qualified to do business and is in good standing in the State of Nevada; (3) has obtained all necessary corporate and shareholder approvals and no further action on the part of its directors or shareholders is necessary or desirable to make this Agreement valid and binding; and (4) neither the execution and delivery of this Agreement nor any of the agreement referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with any agreement to which it is a party and by which it is currently bound.

c.           Title Documents: Data — Upon written request of Ironwood at any time, Kingsmere shall promptly deliver to Ironwood copies of all title documents affecting the Property that Kingsmere has in its possession. If Kingsmere is in possession or knows the whereabouts of technical data concerning the mineral estate of the Property, Kingsmere shall, at Ironwood's expense, furnish copies of such materials to Ironwood or notify Ironwood of the location of such information.

d.            Title Defects, Defense and Protection — Ironwood has, during its initial due diligence examination of the Property prior to the Effective Date, examined and approved Kingsmere's title to the Property. If title to any of the Property is contested or questioned by any person, entity or governmental agency Kingsmere and Ironwood shall undertake such actions as may be required to perfect, defend or initiate litigation to protect such title.

e.           Change of Law — If the law of the United States concerning acquisition of mineral rights on federally managed lands is repealed, amended, or new legislation is enacted, Ironwood shall have the right, at its expense, to take whatever action it deems appropriate to preserve a right to explore for, develop, and mine minerals from the Property_ If I Ironwood elects to take any action under the terms of this subsection, it shall first notify Kingsmere in writing setting forth the nature of the proposed action and an explanation thereof. Kingsmere agrees to cooperate with Ironwood and execute whatever documents are deemed necessary by Ironwood to accomplish such action. Nothing in this subsection shall impose any obligation upon Ironwood to take any action, or diminish the right of Kingsmere to take action it deems appropriate; provided, however, that if Kingsmere chooses to take any action, it will first inform Ironwood of the nature of such contemplated action.

6.	Share Matters

Kingsmere represents and warrants to Ironwood that it is an "accredited" investor as that term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended, and acknowledges and agrees that the Shares will be issued in accordance with all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities laws and it is Kingsmere's responsibility to determine what those hold periods and restrictions are before selling or otherwise transferring any Shares.

7.	Notices

Any notice or communication required or permitted hereunder shall be effective when personally delivered or deposited, postage prepaid, certified or registered, in the United States mail to the addresses specified above. Either party may, by notice to the other given as aforesaid, change its mailing address for future notices.

8.	Confidentiality

Each of the parties agrees that all information obtained under the terms of this Agreement will not be publicly disclosed or used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or with prior written consent of the other party, such consent not to be unreasonably withheld.

9.	Memorandum

The parties to this Agreement agree to execute and record a Memorandum of this Agreement in a form sufficient to constitute record notice to third parties of the rights granted hereunder, which may be recorded in the official records of Lincoln County, Nevada.

10.	Construction

a.            Governing Law - This Agreement shall be construed by the internal laws but not the laws of conflict of the State of Nevada.

b.            Headings - The headings used in this Agreement are for convenience only and shall not be deemed to be a part of this Agreement for purposes of construction.

c.            Entire Agreement - All of the agreements and understandings of the parties with reference to the Property are embodied in this Agreement, and this Agreement supersedes all prior agreements or understandings between the parties.

d.            No Implied Covenants – It is expressly agreed that no implied covenant or condition whatsoever shall be read into this Agreement relating to any time frame as the measure of diligence for any operations of Ironwood hereunder.

14.	Further Assurances

The parties agree to perform all acts and execute all documents that may be necessary to carry out the spirit and intent of this Agreement.

SIGNED, effective as of the date recited above.

Ironwood Gold Corp.

Per:
Author	Signatory Kingsmere Mining Ltd.

Per: